Exhibit 99.1
LETTER OF CONSENT
to the Proposed Amendments
Relating to the
2 3/4% Series A Convertible Senior Debentures due 2023
($750,000,000 principal amount outstanding)
(CUSIP No. 549463AG2),
and
2 3/4% Series B Convertible Senior Debentures due 2025
($880,500,000 principal amount outstanding)
(CUSIP No. 549463AH0)
of
LUCENT TECHNOLOGIES INC.
THE CONSENT SOLICITATION WILL EXPIRE AT 1:00 P.M., NEW YORK CITY TIME,
ON DECEMBER 29, 2006 UNLESS EXTENDED IN RESPECT OF
EITHER OR BOTH SERIES OF THE DEBENTURES OR EARLIER TERMINATED (SUCH TIME
AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).
UNLESS THE SUPPLEMENTAL INDENTURE HAS PREVIOUSLY BEEN EXECUTED WITH RESPECT
TO A SERIES OF DEBENTURES OF WHICH YOU ARE A HOLDER, CONSENTS MAY BE
REVOKED AT ANY TIME PRIOR TO 1:00 P.M., NEW YORK CITY TIME, ON THE
EXPIRATION DATE, BUT NOT THEREAFTER.
The tabulation agent (the “Tabulation Agent”) for the consent solicitation is:
D.F. KING & COMPANY, INC.

By Facsimile (Eligible Institutions Only): D.F. King & Company, Inc. (212) 809-8838 (Confirm by Telephone: (212) 493-6996)	By Mail, Hand or Overnight Courier: D.F. King & Company, Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Elton Bagley
DELIVERY OF THIS LETTER OF CONSENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE,
OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
HOLDERS WHO HAVE PREVIOUSLY DELIVERED CONSENTS TO THE TABULATION AGENT FOR THE PRIOR CONSENT SOLICITATION BY ALCATEL AND LUCENT TECHNOLOGIES, INC. (“LUCENT”) MUST DELIVER NEW CONSENTS FOR THIS CONSENT SOLICITATION BY ALCATEL LUCENT.

     The instructions contained herein should be read carefully before this Letter of Consent is completed. This Letter of Consent is being delivered in connection with the Offer to Guarantee and Consent Solicitation contained in the consent solicitation statement/prospectus, dated December 15, 2006, of Alcatel Lucent (as the same may be amended or further supplemented from time to time, the “Consent Solicitation Statement/Prospectus”).
     Questions relating to this Letter of Consent and the procedures for delivering consents to the Proposed Amendments (as defined herein) and requests for assistance may be directed to the Tabulation Agent at the address and telephone number set forth above. Requests for additional copies of the Consent Solicitation/Prospectus or this Letter of Consent may be directed to D.F. King & Company, Inc., the information agent (the “Information Agent”), at the address and telephone numbers on the back cover of this Letter of Consent. All other questions relating to the consent solicitation may be directed to Bear Stearns & Co. Inc., the solicitation agent (the “Solicitation Agent”), at the address and telephone numbers on the back cover of this Letter of Consent.
     HOLDERS WHO WISH TO PARTICIPATE IN THE CONSENT SOLICITATION, AS SET FORTH IN THE CONSENT SOLICITATION/PROSPECTUS, MUST VALIDLY DELIVER A CONSENT TO THE TABULATION AGENT PRIOR TO THE EXPIRATION DATE.
     HOLDERS WHO HAVE PREVIOUSLY DELIVERED CONSENTS TO THE TABULATION AGENT FOR THE PRIOR JOINT CONSENT SOLICITATION BY ALCATEL AND LUCENT MUST DELIVER NEW CONSENTS FOR THIS CONSENT SOLICITATION BY ALCATEL LUCENT.
     This Letter of Consent and instructions hereto (together with the Consent Solicitation/Prospectus, the “Consent Documents”) constitute Alcatel Lucent’s offer to provide the Consideration (as defined herein), in return for your consent, validly delivered and not revoked, to the Proposed Amendments (as defined herein) to the Indenture, dated as of June 4, 2003, among Lucent, and The Bank of New York, as trustee (the “Trustee”), under which the Debentures were issued (as amended by that certain First Supplemental Indenture, dated as of June 4, 2003, and as otherwise amended, modified or supplemented from time to time, the “Indenture”).
     To amend the Indenture and effect the Proposed Amendments, we must receive duly executed and not validly revoked consents from the registered holders (the “Holders”) of a majority in aggregate principal amount of each series of the outstanding Debentures (the “Required Consents”). The consent solicitation is being made upon the terms and subject to the conditions of the Consent Documents, and Holders should review carefully such information.
     THE CONSENT SOLICITATION IS NOT BEING MADE TO HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE CONSENT SOLICITATION WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.
     Holders of the Debentures on the Record Date (as defined herein) who wish to consent to the Proposed Amendments must complete the table below entitled “Description of Debentures to Which Consent is Given” and sign in the appropriate box set forth further below in this Letter of Consent. Because a custodian may hold Debentures on behalf of one or more beneficial owners, a custodian may consent to the Proposed Amendments for all beneficial owners or only some of such beneficial owners. You may not consent to only one of the Proposed Amendments and a consent purporting to consent only to one of the Proposed Amendments will not be valid.

PLEASE COMPLETE THE FOLLOWING TABLE:

DESCRIPTION OF DEBENTURES TO WHICH CONSENT IS GIVEN
Name(s) and Address(es) of Holder(s) (please fill in, if blank, exactly as name(s) appear(s) on Debentures) or DTC Participant(s)	Debentures with Respect to Which This Consent Is Given (Attach additional schedule, if necessary)
(1)	(2)	(3)	(4)
	Series of Debentures and Certificate or DTC Account Number(s)	Aggregate Principal Amount of Debentures	Principal Amount of Debentures to Which Consent is Given (if less than all)*

*If this consent relates to less than the aggregate principal amount of the Debentures registered in the name of the Holder(s), or held by The Depository Trust Company (“DTC”) for the account of DTC participant(s), named above, list the certificate or account numbers and principal amounts of Debentures to which this consent relates. Unless otherwise indicated in the column entitled “Principal Amount of Debentures to Which Consent is Given,” the undersigned Holder will be deemed to have consented in respect to the entire aggregate principal amount represented by the Debentures indicated in the column entitled “Aggregate Principal Amount of Debentures.”
IMPORTANT: READ CAREFULLY
This Letter of Consent must be executed by the Holder(s), or the DTC participant(s), in exactly the same manner as the name(s) of such Holder(s) appear(s) on the Debentures or on a security position listing as the owner of the Debentures. If Debentures to which this Letter of Consent relates are held by two or more joint Holders, all such Holders must sign this Letter of Consent. If signature is by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Alcatel Lucent of such person’s authority to so act. If this Letter of Consent is signed by a person other than the Holder, it must be accompanied by a proxy executed by the Holder. Certain signatures on this Letter of Consent must be guaranteed by a firm that is a member of the National Association of Securities Dealers, Inc. or a member of a registered national securities exchange or by a commercial bank or trust company having an office in the United States (an “Eligible Institution”). See Instruction 5 below.
     The name(s) and address(es) of the Holder(s) should be printed exactly as they appear on the certificate(s) representing the Debentures to which this consent is given.
     If you do not wish to consent to the Proposed Amendments described in the Consent Solicitation/Prospectus, you do not need to return this Letter of Consent or take any other action.
NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:
     Alcatel Lucent is soliciting consents from Holders of the Debentures to (a) amend Section 4.02 of the Indenture (SEC Reports) to permit Alcatel Lucent, in lieu of Lucent, to provide to the Holders of the Debentures the reports of Alcatel Lucent it files pursuant to sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended in lieu of reports relating to Lucent; and (b) amend the indenture to adjust the conversion rate for the payment of cash dividends or distributions on our ordinary shares above €0.08 per share annually (collectively, the “Proposed Amendments”), all as set forth in full on Annex A and in Exhibit 4.1.4 to the Consent Solicitation/Prospectus. In consideration for receiving the required consents, Alcatel Lucent will (i) issue a full and unconditional guaranty of the debentures to all holders of each series of debentures; (2) increase the interest payable on the principal amount of the debentures from 2 3/4% per annum to 2.875% per annum. Interest will accrue at the increased rate commencing from the date on which the supplemental indenture is effective as to all holders; (3) increase the conversion rate to 59.7015 ADSs for each $1,000 in principal amount of Series A debentures and to 65.1465 ADSs for each $1,000 in principal amount of Series B debentures; and (3) subject to certain limitations, we will adjust the conversion rate for the payment of cash dividends or distributions on our ordinary shares above €0.08 per share annually (items (i)-(iv) are referred to as the “Consideration”).
     Subject to, and effective upon, acceptance by Alcatel Lucent, the undersigned hereby delivers the undersigned’s consent to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Tabulation Agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the Tabulation Agent also acts as the agent of Alcatel Lucent with respect to the consent solicitation, with full power of substitution and re-substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to deliver to Alcatel Lucent and the Trustee this Letter of Consent as evidence of the undersigned’s consent to the Proposed Amendments and as certification that the Required Consents to the Proposed Amendments duly executed by the Holders have been received, all in accordance with the terms and conditions set forth in the Consent Documents.
     The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written consent, with respect to the principal amount of Debentures to which such consent is given, to all of the Proposed Amendments to the Indenture and the Debentures as required by the terms of the Indenture. The undersigned understands that the consent provided hereby shall remain in full force and effect until such consent is revoked in accordance with the procedures set forth in the Consent Solicitation/Prospectus and this Letter of Consent. The undersigned understands that a revocation of such consent will not be effective following the Expiration Date. The Proposed Amendments to the Indenture will be effected by execution of a supplemental indenture to the Indenture (the “Supplemental Indenture”) to occur on the Expiration Date if the Required Consents have been obtained or earlier if the holders of a majority in aggregate principal amount of a series of debentures provide their consent. The supplemental indenture will be effective but not operative unless the required consents have been obtained.
     If Alcatel Lucent amends the terms of the consent solicitation in a manner that constitutes a material change, Alcatel Lucent will promptly give oral (to be confirmed in writing) or written notice of such amendment to the Tabulation Agent and disseminate a supplement to the Consent Solicitation/Prospectus in a manner reasonably designed to give Holders of the Debentures notice of the change on a timely basis.
     If Alcatel Lucent terminates the consent solicitation for any reason, any such termination will be followed promptly by public announcement thereof. If Alcatel Lucent terminates the consent solicitation, it will give prompt notice thereof to the Tabulation Agent and the consents previously executed and delivered pursuant to the consent solicitation will be of no further force and effect.
     The undersigned understands that, in order to be valid, a notice of revocation of consent must contain the name of the person who delivered the consent and the description of the Debentures to which it relates, the certificate number(s) of such Debentures, and the aggregate principal amount represented by such Debentures. The notice of revocation of consent must be signed by the Holder thereof in the same manner as the original signature on this Letter of Consent (including any required signature guarantee(s)) or be accompanied by evidence satisfactory to Alcatel Lucent and the Tabulation Agent that the person revoking the consent has the legal authority to revoke such consent on behalf of the Holder. If this Letter of Consent was executed by a person other than the Holder of the Debentures, the revocation of consent must be accompanied by a valid proxy signed by such Holder and authorizing the revocation of such consent. To be effective, a revocation of consent must be received prior to the earlier of the Expiration Date and, with respect to a holder of a series of debentures for which a majority in aggregate principal amount of debentures has consented to the Proposed Amendments, the date on which Lucent and the trustee signed the supplemental indenture with respect to such series of debentures, by the Tabulation Agent at the address set forth on the first page of this Letter of Consent. A purported notice of revocation that lacks any of the required information or is sent to an improper address will not validly revoke a consent previously given.
     The undersigned understands that delivering a consent relating to its Debentures will not affect a Holder’s right to sell or transfer such Debentures. All consents received from the Holder of record on the Record Date and not properly revoked by that Holder will be effective notwithstanding any transfer of such Debentures after the Record Date.
     The undersigned understands that deliveries of consents pursuant to any of the procedures described in the Consent Solicitation/Prospectus and in the instructions hereto and acceptance thereof by Alcatel Lucent will constitute a binding agreement between the undersigned and Alcatel Lucent upon the terms and subject to the conditions of the consent solicitation.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to give the consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by the Tabulation Agent or by Alcatel Lucent to be necessary or desirable to perfect the undersigned’s consent to the Proposed Amendments and to complete the execution of the Supplemental Indenture.
     All authority conferred or agreed to be conferred by this Letter of Consent shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Consent shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.
     The undersigned understands that the delivery of its consent is not effective until receipt by the Tabulation Agent of this Letter of Consent, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to Alcatel Lucent. All questions as to form of all documents and the validity, including time of receipt, and deliveries and revocations of consents will be determined by Alcatel Lucent, in its discretion, which determination shall be final and binding.

PLEASE SIGN HERE
To Be Completed By All Consenting Holders of Debentures
     THE COMPLETION, EXECUTION AND DELIVERY OF THIS LETTER OF CONSENT WILL BE DEEMED TO CONSTITUTE CONSENT TO THE PROPOSED AMENDMENTS.
     This Letter of Consent must be signed by the Holder(s) of Debentures exactly as his, her, its or their name(s) appear(s) on certificate(s) for such Debentures, or if delivered by DTC, exactly as such participant’s name appears on a security position listing as the owner of the Debentures. If the Debentures to which this consent relates are held by two or more joint Holders, all such Holders must sign this Letter of Consent. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to Alcatel Lucent and the Tabulation Agent of such person’s authority to so act. If this Letter of Consent is signed by a person other than the Holder, then it must be accompanied by a proxy executed by the Holder. Certain signatures on this Letter of Consent must be guaranteed by an Eligible Institution. See Instruction 5 below.

X

X
(Signature of Holder(s) or Authorized Signatory)
Date: ____________ 2006

Name(s):
(Please Print)

Capacity:
Address:

(Including Zip Code)
Area Code and Telephone Number: _______________________
PLEASE COMPLETE SIGNATURE GUARANTEE, IF REQUIRED
(See Instruction 5 below)
Certain Signatures Must be Guaranteed by an Eligible Institution
(Name of Eligible Institution Guaranteeing Signatures)
(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)
(Authorized Signature)
(Printed Name)
(Title)
Date: ____________, 2006

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Consent Solicitation
     1. Delivery of this Letter of Consent. To deliver consents, a properly completed and duly executed copy or facsimile of this Letter of Consent and any other documents required by this Letter of Consent must be received by the Tabulation Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Letter of Consent and all other required documents to the Tabulation Agent is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Expiration Date, as the case may be, to permit delivery to the Tabulation Agent prior to such date. No alternative, conditional or contingent deliveries of consents will be accepted. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Tabulation Agent. This Letter of Consent should be sent only to the Tabulation Agent, not to Alcatel Lucent, the Trustee, the Solicitation Agent or any other party. However, Alcatel Lucent reserves the right to accept any Letter of Consent received by it.
     2. Holders Entitled to Consent. Only a Holder (or his or her representative or attorney-in-fact acting pursuant to a valid proxy or other authorization as indicated herein) as of 5:00 p.m., New York City time, on December 14, 2006 (the “Record Date”), may deliver a consent. We expect that DTC will authorize its participants, which include banks, brokers and other financial institutions, to execute Letters of Consent with respect to the Debentures they hold through DTC as if the participants were the Holders of those Debentures. A beneficial owner of Debentures who is not the Holder of such Debentures (i.e., whose Debentures are registered in the name of a nominee such as a brokerage firm) must instruct such nominee to either (a) execute a Letter of Consent and deliver it either to the Tabulation Agent on such beneficial owner’s behalf or to such beneficial owner for forwarding to the Tabulation Agent or (b) forward a duly executed proxy from the Holder authorizing such beneficial owner to execute and deliver a Letter of Consent with respect to the Debentures on such beneficial owner’s behalf, in which case the beneficial owner must deliver the executed Letter of Consent, together with the proxy, to the Tabulation Agent before the Expiration Date. Subject to the right of revocation described in Instruction 3 below, a consent by a Holder is a continuing consent, binding such Holder and its transferees, notwithstanding that ownership of the Debentures is transferred after the date of this Letter of Consent.
     3. Consent to Proposed Amendments; Revocation of Consents. In accordance with the Consent Solicitation/Prospectus, all properly completed and executed Letters of Consent that are received by the Tabulation Agent prior to the Expiration Date will be counted as consents with respect to the Proposed Amendments, unless the Tabulation Agent receives, prior to the Expiration Date, a written notice of revocation of such consent as described in the Consent Solicitation/Prospectus and this Letter of Consent. Notice of revocation of consent, to be valid, must: (a) contain the name of the person who delivered the consent and the description of the Debentures to which it relates, the certificate number(s) of such Debentures, and the aggregate principal amount represented by such Debentures; (b) be signed by the Holder thereof in the same manner as the original signature on this Letter of Consent, including any required signature guarantee(s), or be accompanied by evidence satisfactory to Alcatel Lucent and the Tabulation Agent that the person revoking the consent has the legal authority to revoke such consent on behalf of the Holder; (c) if the Letter of Consent was executed by a person other than the Holder of the Debentures, be accompanied by a valid proxy signed by such Holder and authorizing the revocation of such consent; and (d) be received by the Tabulation Agent at the address set forth herein prior to the earlier of the Expiration Date and, with respect to a holder of a series of debentures for which a majority in aggregate principal amount of debentures has consented to the proposed amendments, the date on which Lucent and the trustee signed the supplemental indenture with respect to such series of debentures. A purported notice of revocation that lacks any of the required information or is sent to any other address will not be effective to revoke a consent previously given.

     Any consents validly delivered prior to the Expiration Date may not be revoked after the earlier of the Expiration Date and, with respect to a holder of a series of debentures for which a majority in aggregate principal amount of debentures has consented to the proposed amendments, the date on which Lucent and the trustee signed the supplemental indenture with respect to such series of debentures.
     ASSUMING RECEIPT OF THE REQUIRED CONSENTS, ALCATEL LUCENT INTENDS TO CAUSE TO OCCUR THE EXECUTION OF THE SUPPLEMENTAL INDENTURE TO EFFECTUATE THE PROPOSED AMENDMENTS TO THE INDENTURE. UPON ITS EXECUTION, THE SUPPLEMENTAL INDENTURE WILL BE BINDING UPON EACH HOLDER OF THE APPLICABLE DEBENTURES, EVEN IF SUCH HOLDER HAS NOT CONSENTED TO THE PROPOSED AMENDMENTS.
     4. Partial Consents. If the “Description of Debentures to Which Consent is Given” table in this Letter of Consent is not completed, but the Letter of Consent is otherwise properly completed and signed by the Holder of Debentures, the Holder will be deemed to have consented to the Proposed Amendments with respect to all Debentures of such Holder. A consent by a Holder relating to less than the entire principal amount of Debentures held by such Holder or relating only to the Series A Debentures or the Series B Debentures will be valid if the consenting Holder lists the series of Debentures and the certificate number(s) and principal amount of Debentures registered in such Holder’s name. If no series or aggregate principal amount of Debentures as to which a consent is delivered is specified, the Holder will be deemed to have consented with respect to all Debentures of such Holder.
     5. Signatures on this Letter of Consent; Consent Proxies; Guarantee of Signatures. If this Letter of Consent is signed by the Holder(s) of the Debentures as to which consent is given hereby, the signature(s) must correspond with the name(s) as written on the face of the Debentures without alteration, enlargement or any change whatsoever. If this Letter of Consent is signed by a DTC participant whose name is shown as the owner of the Debentures as to which consent is given hereby, the signature must correspond with the name shown on the security position listing as the owner of the Debentures.
     If any of the Debentures as to which consent is given hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Consent. If any Debentures are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Consent and any necessary accompanying documents as there are different names in which certificates are held.
     If this Letter of Consent is signed by trustees, partners, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Alcatel Lucent and the Tabulation Agent of such person’s authority to so act must be submitted with this Letter of Consent.
     If this Letter of Consent is signed by a person other than the Holder, then it must be accompanied by a proxy executed by the Holder.
     No signature guarantee is required if (a) this Letter of Consent is signed by the Holder(s) of the Debentures as to which consent is given hereby, or by a DTC participant whose name appears on a security position listing as the owner of the Debentures or (b) the consent delivered hereby is for the account of an Eligible Institution. In all other cases, all signatures on this Letter of Consent and consent proxies, if any, must be guaranteed by an Eligible Institution.
     6. Irregularities. All questions as to the form of all documents and the validity, including time of receipt, and acceptance of deliveries and revocations of consents will be determined by Alcatel Lucent in its discretion, which determination shall be final and binding. Alternative, conditional or contingent consents will not be considered valid. Alcatel Lucent reserves the absolute right, in its discretion, to reject any or all consents in respect of Debentures that are not in proper form or the acceptance of which would, in Alcatel Lucent’s opinion, be unlawful. Alcatel Lucent also reserves the right to waive any defects, irregularities or conditions of delivery as to particular consents. Alcatel Lucent's interpretations of the terms and conditions of the consent solicitation, including the instructions in this Letter of Consent, will be final and binding. Any defect or irregularity in connection with deliveries of consents must be cured within such time as Alcatel Lucent determines, unless waived by Alcatel Lucent. Deliveries of consents shall not be deemed to have been made until all defects or irregularities have been waived by Alcatel Lucent or cured. All consenting Holders, by execution of this Letter of Consent or a facsimile hereof, waive any right to receive notice of the effectiveness of the Proposed Amendments. None of Alcatel Lucent, the Trustee, the Tabulation Agent, the Solicitation Agent, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in deliveries of consents or will incur any liability to Holders for failure to give any such notice.
     7. Waiver of Conditions. Alcatel Lucent expressly reserves the right, in its discretion, to waive any of the conditions to the consent solicitation, as more fully described in the Consent Solicitation/Prospectus.
     8. Requests for Assistance or Additional Copies. Questions relating to the procedures for consenting to the Proposed Amendments and requests for assistance may be directed to the Tabulation Agent at the address set forth in the first page of this Letter of Consent. Requests for additional copies of the Consent Solicitation/Prospectus or this Letter of Consent may be directed to the Information Agent, whose address and telephone numbers appear on the back cover of this Letter of Consent. All other questions relating to the consent solicitation may be directed to the Solicitation Agent at the address and telephone numbers on the back cover of this Letter of Consent.

The Information Agent for the consent solicitation is:
D.F. KING & COMPANY, INC.
48 Wall Street
New York, New York 10005
(888) 887-0082 (Toll Free)
(212) 269-5550 (Banks/Brokers)
The Solicitation Agent for the consent solicitation is:
BEAR, STEARNS & CO. INC.
Global Liability Management Group
383 Madison Avenue, 8th Floor
New York, New York 10179
(877) 696-BEAR (Toll Free)
(877) 696-2327